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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 13, 2005

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                           Trustreet Properties, Inc.
             (Exact name of registrant as specified in its charter)

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     Maryland                        1-13089                    75-268742
(State or other jurisdiction  (Commission File Number)      (IRS Employer
 of incorporation)                                           Identification No.)

          450 South Orange Avenue
               Orlando, Florida                               32801
    (Address of principal executive offices)               (Zip Code)

        Registrant's telephone number, including area code (407) 540-2000

         (Former name or former address, if changed since last report.)

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Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01. Other Events.
                                  RISK FACTORS

         You should carefully consider the risk factors discussed below before deciding whether to invest in our securities. The risks discussed below, any of which could materially affect our business, financial condition or results of operations, are not the only risks facing us. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, financial condition or results of operations.

         An investment in our securities involves a high degree of risk. There are a number of factors, including those described below, that may adversely affect us. You could lose a substantial portion or all of your investment. Consequently, an investment should only be considered by persons who can assume that risk.

                         Risks Relating to Our Business

The operations of CNLRP, USRP and the Income Funds may not be integrated successfully and intended benefits of the mergers may not be realized, which could adversely affect our results of operations.

         The recent completion of the mergers poses risks for our ongoing operations, including that:

         o   we  may  not  achieve   expected   cost   savings   and   operating
             efficiencies, such as the elimination of redundant administrative costs and property management costs;

         o the diversion of management attention to the integration of the operations of CNLRP, USRP and the Income Funds could have an adverse effect on our revenues, expenses and operating results;

         o the portfolios of the parties to the mergers may not perform as well as anticipated due to various factors, including changes in general economic conditions and the performance of restaurant properties in markets in which the parties have a substantial presence;

         o we may not effectively integrate the operations and portfolio management systems of CNLRP, USRP and the Income Funds, particularly since we hired very few USRP employees during the transition phase; and

         o our internal accounting and finance staff and our financial and management controls, reporting systems and procedures may not meet the internal control and financial reporting needs of a much larger, more complicated combined company.

         If we fail to integrate successfully CNLRP, USRP and the Income Funds and/or fail to realize the intended benefits of the mergers, our results of operations could be adversely affected.

Our operations and financial condition could be adversely affected by a number of factors affecting the value of real estate.

         Our investments will be subject to the risks generally associated with the ownership of real property, including:

         o   adverse changes in certain economic conditions;

         o   changes in the investment climate for real estate;

         o   increases in real estate tax rates and other operating expenses;

         o   adverse  changes  in  governmental   rules  and  fiscal   policies,
             including zoning and land use;

         o   the relative illiquidity of real estate; and

         o compliance with environmental and other ordinances, regulations and laws.

         Any adverse changes in, or increased costs resulting from, these or other factors could adversely affect our results of operations.

We will rely on a small number of tenants for a significant portion of our revenue, and rental payment defaults by these significant tenants could adversely affect our results of operations.

         As of March 31, 2005, our largest tenant represented 6.9% of our total annualized base rent and our ten largest tenants represented 36.9% of our total annualized base rent. As a result of the concentration of revenue generated from these few tenants, if any one of them were to cease paying rent or fulfilling their other monetary obligations, we may have significantly reduced rental revenues or higher expenses until the defaults were cured or the properties could be leased to a new tenant or tenants, which could adversely affect our results of operations.

Changes in trends in the restaurant industry could adversely affect the sales, profitability and success of the chain restaurants that our tenants operate.

         The chain restaurants operated by our tenants are generally within the quick service or casual dining segments of the restaurant industry, each of which is highly competitive. The success of these restaurants depends largely on the restaurant operators' ability to adapt to trends and other factors affecting the restaurant industry including increased competition among restaurants (including competition for concept name recognition, products, price, value, quality, healthiness, service and convenience), the consolidation of restaurant chains, industry overbuilding, changing consumer habits, the introduction of new concepts and menu items, the increased costs of food products, the availability of labor and general economic conditions. Losses incurred by a particular chain restaurant as a result of these or other factors could adversely affect the income that is derived from our restaurant properties, which may impact our tenants' ability to make payments to us, which would have an adverse affect on our revenues.

Tenant bankruptcy proceedings could negatively affect our income.

         During the past few years, several of our tenants have filed voluntary petitions for bankruptcy. As of March 31, 2005, approximately 2.6% of our properties, representing approximately 4.4% of our total annualized base rent, were subject to bankruptcy proceedings.

         As the owner of the bankrupt tenants' underlying real estate, we face no risk of loss of ownership of the property itself if the bankrupt tenant rejects any of our leases. However, tenant bankruptcies could adversely affect our income in the following ways:

         o reduction, interruption or termination of lease payments related to tenants' leases;

         o   reduction of revenue resulting from restructuring leases;

         o increase in costs associated with the maintenance and financing of vacant properties;

         o increase in costs associated with litigation and the protection of the properties; and

         o increase in costs associated with improving and re-leasing the properties.

         In connection with any tenant bankruptcy, we establish reserves relating to rent payments and other accounts receivable and take impairments to the book value of the underlying real estate, as appropriate, to reflect the difference between the net book value and the market value of the asset in cases where we do not believe the net book value will not be recoverable through future operations and disposal of the asset. It may be necessary to take additional asset impairments and write-offs and/or establish additional reserves in the event of future tenant bankruptcies or if the current reserves and impairment charges prove to be inadequate. These factors may have a material adverse effect on our results of operations.

We may not be able to re-lease properties upon the termination, expiration or rejection of leases at comparable lease rates or at all.

         The leases of the properties that comprise our portfolio expire on dates ranging from 2005 to 2025. As of March 31, 2005, leases due to expire within five years represented 16.3% of our total properties and 11.8% of our total annualized base rent. Also, as of March 31, 2005, approximately 5.7% of our total properties were vacant (excluding unoccupied properties for which rent is currently being paid). Upon the termination or expiration of a lease, we might not be able to re-lease the related property. If we are able to re-lease, the lease rate might not be comparable to the expiring lease or additional expenses may be incurred because of, among other things, a downturn in the commercial leasing markets where we operate and the general performance of the restaurant industry or a specific property.

Our investment property sales program may be adversely affected by a significant reduction in or elimination of capital gains taxes or changes in interest rates.

         The market for our investment property sales program is driven, in part, by demand created by property buyers seeking continued capital gains tax deferrals. Any new proposal to significantly reduce or eliminate the capital gains tax could negatively impact demand for properties offered by our investment sales property program. In addition, an increase in general levels of interest rates could result in buyers requiring a higher yield, which may not be matched with higher yields from tenants. This could cause us to experience lower average gains or even losses on the future sales of investment property sales properties. Conversely, if interest rates are low, we may lose potential lease transactions to competitors such as large national and regional banks who can offer less expensive mortgage financing that restaurant operators may find more attractive than our leases. This may reduce the pool of properties available for us to purchase under our investment property sales program.

We may be unable to sell properties when appropriate because real estate investments are illiquid.

         Real estate investments generally cannot be sold quickly. Also, with the exception of our investment property sales program that takes place within a taxable REIT subsidiary, unless certain safe harbors for sales of property by REITs apply, if such property is deemed held primarily for sale in the ordinary course of business, sales of such property will be subject to a 100% percent "prohibited transaction" tax on any net income derived from such sales. Consequently, we may not be able to alter our portfolio promptly in response to changes in economic or other conditions. Our inability to respond quickly to adverse changes in the performance of our investments could have an adverse effect on our ability to meet our obligations.

We may not be able to acquire or sell properties on terms that are acceptable, or at all.

         We routinely acquire and make strategic dispositions of our properties. There may not be opportunities for further acquisitions of properties or opportunities to finance the acquisition of properties on terms that meet our investment criteria, which may adversely affect our growth. In addition, we may not be able to sell properties for a gain, and may sustain a loss, on such sales relative to current net book value of such properties. In addition, if our cash flows were to significantly decrease for any reason, we may have to sell one or more properties to support our operations. In such event, we may incur losses on the disposition of such properties.

Our assets may be subject to impairment charges.

         We periodically, but no less frequently than annually, evaluate our real estate investments and other assets for impairment indicators. The judgment regarding the existence of impairment indicators is based on factors such as market conditions, operator performance and legal structure. If we determine that a significant impairment has occurred, we would be required to make an adjustment to the net carrying value of the asset, which could have a material adverse affect on our results of operations and funds from operations in the period in which the write-off occurs. In addition, to the extent we are unable to sell properties for book value, we may be required to take a non-cash impairment charge or loss on the sale, either of which would reduce our net income.

If we cannot obtain additional capital, our ability to grow will be limited.

         Our growth strategy includes continuing to acquire properties leased to operators of national and regional restaurant chains. We will be unable to fund growth with cash from operating activities because, in addition to other requirements, we are required to distribute to our stockholders at least 90% of our taxable income each year to continue to qualify as a REIT for federal income tax purposes. As a result, we will have to rely primarily upon the availability of debt or equity capital, which may not be available on acceptable terms or at all. The debt could include unsecured or mortgage loans from lenders or the sale of debt securities. Equity capital could include common or preferred stock or units of limited partnership interest in our operating partnerships. We cannot assure you that additional financing, refinancing or other capital will be available in the required amounts or on acceptable terms. Our access to debt or equity capital will depend on a number of factors, including the market's perception of our growth potential, our then current and potential future earnings, restrictions in our existing debt agreements and the actions of credit rating agencies, including rating watches or downgrades. Depending on these factors, we could experience delay or difficulty in implementing our growth strategy on satisfactory terms, or could be unable to implement this strategy.

Our securitizations could require replacement property contributions or accelerated principal paydowns and could be adversely affected by changes in rating agencies' perceptions of the securitizations and the leases and loans underlying them.

         As of March 31, 2005, we had $1.1 billion of rated securities structured in private placement securitization transactions. In the event of tenant defaults relating to pledged properties in our net lease securitizations, we may elect to contribute additional properties or substitute properties into these securitized pools from properties we own and that are not otherwise pledged as collateral. In addition, if certain ratios are exceeded or not maintained within the net lease securitizations, then principal paydown on the outstanding bonds is accelerated. For the years ended December 31, 2004, 2003 and 2002, CNLRP was required to make additional debt reductions of $2.4 million, $0.4 million and $0.9 million, respectively, as a result of exceeding certain ratios in the triple-net lease pools. On the occurrence of a significant amount of delinquencies and/or defaults, one or more of the three rating agencies may choose to place a specific transaction on ratings watch or even downgrade one or more classes of securities to a lower rating. Should the loans or leases underlying the securities default, and the securities undergo a negative ratings action, we could experience material adverse consequences impacting our ability to continue earning income as servicer and our ability to engage in future desirable securitization transactions.

Our income could be adversely affected if our borrowers default on mortgage, equipment and other notes receivable.

         As of March 31, 2005, 11.5% of our assets consisted of mortgage, equipment and other notes receivable. We will be subject to risks inherent in the business of lending, such as the risk of default by, or bankruptcy of, the borrower. Upon a default by a borrower, we may not be able to sell the property securing a mortgage loan at a price that would enable us to recover the balance of a defaulted mortgage loan. In the event of a borrower delinquency, we could suffer not only shortfalls on scheduled payments but also accelerated repayment of debt by the lenders that provide our warehouse facilities, subjecting us to unanticipated cash outflows. In addition, the mortgage loans could be subject to regulation by federal, state and local authorities which could interfere with our administration of the mortgage loans and any collections upon a borrower's default. We will also be subject to interest rate risk that is associated with the business of making mortgage loans. Since our primary source of financing our mortgage loans will be through variable rate loans, any increase in interest rates also increases our borrowing costs. In addition, any interest rate increases after a loan's origination could also adversely affect the value of the loans if securitized.

The development and redevelopment of properties presents risks not present in existing operating properties.

         In  connection   with  the   development  of  new  properties  and  the
redevelopment of existing properties, we will be subject to risks, including:

         o   cost overruns;

         o delays because of a number of factors, including unforeseen circumstances, strikes, labor disputes or supply disruptions, zoning, permitting and approval issues, and bad weather and other acts of God;

         o   design and construction defects;

         o   contractor and subcontractor disputes and mechanics' liens; and

         o   lack of income-generating capacity until leasing.

         Any of these factors could have a material adverse effect on our financial condition and results of operations.

Environmental laws and regulations could reduce the value of our properties or our tenants' profitability.

         All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to hazardous materials, environmental protection and human health and safety. Under various federal, state and local laws, ordinances and regulations, we or our tenants may be required to investigate and clean up certain hazardous or toxic substances released on or in restaurant or service station properties we own, and also may be required to pay other costs relating to hazardous or toxic substances. This liability may be imposed without regard to whether we or our tenants knew about the release of these types of substances or were responsible for their release. The presence of contamination or the failure to remediate properly contamination at any properties or the migration of contaminants to or from our properties from or to adjacent third-party locations may adversely affect our ability to sell or lease those properties or to borrow using those properties as collateral.

         The costs or liabilities could exceed the value of the affected real estate. The uses of any properties prior to our acquisition of the property and the building materials and products used at the property are among the property-specific factors that will affect how the environmental laws are applied to the properties. By the nature of their businesses, our tenants utilize cleaning agents and other potentially hazardous materials and, with regard to service station properties, maintain underground storage tanks. If we are subject to any material environmental liabilities, the liabilities could adversely affect our results of operations and ability to meet our obligations. We cannot predict what other environmental legislation or regulations will be enacted in the future, how existing or future laws or regulations will be administered or interpreted or what environmental conditions may be found to exist on the properties in the future. Compliance with existing and new laws and regulations may require us or the tenants to spend funds to remedy environmental problems. Our tenants, like many of our competitors, have incurred, and will continue to incur, capital and operating expenditures and other costs associated with complying with these laws and regulations, which will adversely affect their potential profitability, which could in turn impact their ability to make lease payments to us.

         Generally, tenants must comply with environmental laws and meet remediation requirements. Our leases typically impose obligations on tenants to indemnify us from any compliance costs we may experience as a result of the environmental conditions on the property. If a lease does not require compliance by the tenant, however, or if a tenant fails to or cannot comply, we could be forced to pay these costs. In addition, in some cases we are responsible for adverse environmental conditions not caused by a tenant. If not addressed, environmental conditions could impair our ability to sell or re-lease the affected properties in the future or result in lower sales prices or rent payments.

The revenues generated by our tenants could be negatively affected by various federal, state and local laws and regulations to which they are subject.

         We and our tenants will be subject to a wide range of federal, state and local laws and regulations, such as local licensing requirements, land use ordinances, consumer protection laws, and fire, life-safety and similar requirements which regulate the use of the properties. The leases typically require that each tenant comply with all laws and regulations. Failure to comply could result in fines by governmental authorities, awards of damages to private litigants, or restrictions on the ability to conduct business on such properties. This in turn could impair the ability of a tenant to pay rent, could require us to pay penalties or fines relating to any non-compliance, and could adversely affect our ability to re-sell or re-lease a property.

The loss of certain members of our management team could adversely affect our business.

         We depend upon the services of Curtis B. McWilliams, as chief executive officer and president, and Steven D. Shackelford, as chief financial officer, executive vice president and secretary. Loss of the services of either Messrs. McWilliams or Shackelford could have a material adverse effect on our business and financial condition.

We are a holding company and, as a result, we rely on the receipt of funds from our subsidiaries in order to meet our cash needs and service our indebtedness.

         We are a holding company and our principal assets consist of the shares of capital stock or other equity of our subsidiaries. As a holding company without independent means of generating operating revenues, we depend on dividends, distributions and other payments from our subsidiaries to fund our obligations and meet our cash needs. The payment of these dividends, distributions and other payments from our subsidiaries to us are subject to contractual restrictions and future agreements may impose more restrictions. We cannot assure you that the operating results of our subsidiaries at any given time will be sufficient to make distributions to us in order to allow us to meet our cash needs and service our indebtedness, which could adversely affect our results of operations.

Our substantial debt could adversely affect our cash flow, limit our flexibility to raise additional capital and prevent us from fulfilling our debt obligations.

         We have a significant amount of debt. As of March 31, 2005, we had total debt of approximately $1,530.6 million and stockholders' equity of $970.0 million.

         Our substantial amount of debt could have important consequences to you. For example, it could:

         o require us to dedicate a substantial portion of our cash flow from operations to make payments on our debt, reducing the availability of our cash flow to fund future capital expenditures, working capital, execution of our growth strategy and other general corporate requirements;

         o make it more difficult for us to satisfy our obligations under the notes and our other debt;

         o increase our vulnerability to general adverse economic and industry conditions and adverse changes in governmental regulations;

         o limit our flexibility in planning for, or reacting to, changes in our business and the REIT industry, which may place us at a competitive disadvantage compared with our competitors;

         o limit our ability to borrow additional funds, even when necessary to maintain adequate liquidity; and

         o make us more vulnerable to increases in interest rates because of the variable interest rates on some of our borrowings.

                                    Tax Risks

We will be subject to increased taxation if we fail to qualify as a REIT for federal income tax purposes.

         We intend to continue to operate in a manner that will enable us to remain qualified as a REIT for federal income tax purposes. A REIT generally is not taxed at the corporate level on income it distributes to its stockholders, as long as it meets various complex organizational, asset, and income tests, and distributes annually at least 90% of its taxable income to its stockholders. While we continuously monitor our activities to make sure we are in compliance with the REIT qualification rules, these rules are complex and subject to change, and complying with them may depend on events which are not under our control. If we fail to qualify as a REIT, we generally would be subject to federal income tax at regular corporate rates subject to the relief provisions. In addition to these taxes, we may be subject to the federal alternative minimum tax. Furthermore, unless we are entitled to relief under specific statutory provisions, we could not elect to be taxed as a REIT for four taxable years following the year during which we are disqualified. Therefore, if we lose our REIT status, the funds available to satisfy our obligations for distribution to our stockholders or to service our debt obligations would be reduced substantially for each of the years involved. In addition, the failure to qualify as a REIT would also trigger a default under our existing revolving credit facility and other debt agreements.

Excessive non-real estate asset values may jeopardize our REIT status.

         In order to qualify as a REIT, at least 75% of the value of our assets must consist of investments in real estate, investments in other REITs, cash and cash equivalents, and government securities. Therefore, the value of any property that is not considered a real estate asset for federal income tax purposes must represent in the aggregate less than 25% of our total assets. In addition, under federal income tax law, we generally will not be able to own securities in any one company (other than a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary) which represent in excess of 10% of the voting securities or 10% of the value of all securities of any one company, or which have, in the aggregate, a value in excess of 5% of our total assets, and we may not own securities of one or more taxable REIT subsidiaries which have, in the aggregate, a value in excess of 20% of our total assets. The 25%, 20%, 10% and 5% tests are determined at the end of each calendar quarter. If we fail to meet any such test at the end of any calendar quarter, we may cease to qualify as a REIT subject to various relief provisions.

Certain of our leases may be recharacterized as financings, which would eliminate our depreciation deductions on our properties.

         If any of our leases does not constitute a lease for federal income tax purposes, it will be treated as a financing arrangement. The recharacterization of a lease in this fashion may have adverse tax consequences for us. In particular, we would not be entitled to claim depreciation deductions with respect to any improvements on the property (although we should be entitled to treat part of the payments we would receive under the arrangement as the repayment of principal). In that event, in certain taxable years, our taxable income and the corresponding obligation to distribute 90% of that income would be increased. Any increase in our distribution requirements may limit our ability to operate our business, to invest in additional property or to service our debt obligations.

We  may  have  to  borrow  funds  or  sell  assets  to  meet  our   distribution
requirements.

         Subject to some adjustments that are unique to REITs, a REIT generally must annually distribute at least 90% of its otherwise taxable income. For the purpose of determining taxable income, we may be required to accrue interest, rent and other items treated as earned for tax purposes that we have not yet received. In addition, we may be required not to deduct certain expenses, or not to accrue as expenses for tax purposes some items which actually have been paid. As a result, we could have taxable income in excess of cash available for distribution. If this occurs, we may have to borrow funds or liquidate some of our assets in order to meet the distribution requirements applicable to a REIT.

We may be subject to other tax liabilities.

         Even if we qualify as a REIT, we may be subject to some federal, state and local taxes on our income and property, such as franchise, sales and property taxes, that could reduce operating cash flow. Certain of our subsidiaries have elected to be taxable REIT subsidiaries, and therefore, are subject to taxation at regular corporate rates. These tax obligations may adversely affect our results of operations.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2005                               Trustreet Properties, Inc.



                                                  By:  /s/ Steven D. Shackelford
                                                       Steven D. Shackelford
                                                       Chief Financial Officer

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